Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners and Cheniere Energy, Inc. Agree to Restructure

Cheniere Marketing TUA Arrangements to Strengthen Partnership

•	Cheniere Marketing will continue to monetize the capacity at Sabine Pass
•	Subordination period extended indefinitely
•	No impact expected on common unitholder distributions

Houston, Texas – June 28, 2010 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) announced today that its direct subsidiary, Cheniere Energy Investments, LLC (“Investments”), has accepted the assignment of the existing terminal use agreement (“TUA”) with Sabine Pass LNG, L.P. (“Sabine”) from Cheniere Marketing, LLC (“Marketing”), a subsidiary of Cheniere Energy, Inc. and concurrently entered into a Variable Capacity Rights Agreement (“VCRA”) with Marketing. The TUA provides 2.0 Bcf/d of send-out capacity and 6.9 Bcfe of storage capacity at the Sabine Pass LNG receiving terminal.

Investments will assume the TUA effective July 1, 2010. Under the terms of the new VCRA, Marketing will have the right to utilize the services and other rights at the Sabine Pass LNG receiving terminal available under the TUA assigned to Investments and to commercialize these rights on Investments’ behalf. In consideration of these rights, Marketing will pay Investments a fee for each cargo delivered to the Sabine Pass facility equal to eighty percent of the expected positive gross margin to be received with respect to each cargo. These transactions do not impact the previously announced arrangement between Marketing and JPMorgan LNG Co. or any existing agreements with other counterparties.

Subsequent to the assignment of the TUA, distributions on subordinated units will only be made to the extent Cheniere Partners generates distributable cash flows above the initial quarterly distribution requirement for its common unitholders and general partner. Such distributable cash flows could be generated through new business development or fees received from Cheniere Marketing under the VCRA. Prior to these transactions, Cheniere Partners had been using cash paid under the Marketing TUA to make distributions on the subordinated units. Consequently, the ending of the subordination period and the conversion of subordinated units into common units will depend upon future business development and is no longer expected to occur as early as the second quarter of 2012 as previously estimated.

This transaction is not expected to impact the ability of Cheniere Partners to pay the initial quarterly distribution to its common unitholders and general partner. In order to provide additional distribution coverage, Cheniere Partners and Cheniere have agreed to amend the payment terms of the management services agreement under which a Cheniere subsidiary provides certain management, accounting and other related services to Cheniere Partners, which will subordinate the payment of the services fees to the distributions to the common unitholders and general partner.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. Construction is complete and the terminal is now operating with sendout capacity of 4.0 Bcf/d and storage capacity of 16.9 Bcfe. Additional information about Cheniere Energy Partners, L.P. may be found on its website: www.cheniereenergypartners.com.

For additional information, please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Energy Partners’ business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners’ LNG receiving terminal business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Christina Cavarretta, 713-375-5100

Media: Diane Haggard, 713-375-5259